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                                                                    EXHIBIT 4.61



                              AMENDED AND RESTATED

                                PLEDGE AGREEMENT


                          Dated as of November 12, 1997


                                      From

                         JBB GAMING INVESTMENTS, L.L.C.

                                   in Favor of

                       CANADIAN IMPERIAL BANK OF COMMERCE,

                                    AS AGENT

                                       For

                     CERTAIN COMMERCIAL LENDING INSTITUTIONS







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                      AMENDED AND RESTATED PLEDGE AGREEMENT


         This Amended and Restated Pledge Agreement dated as of November 12, 1997 (this "Pledge" or this "Agreement"), is made by JBB Gaming Investments, L.L.C., a Delaware limited liability company (the "Company"), in favor of Canadian Imperial Bank of Commerce, as agent for the Lenders (as hereinafter defined) (herein, in such capacity, called the "Agent").

                                R E C I T A L S:

         WHEREAS, pursuant to a Senior Secured Credit Facility Note Purchase Agreement dated as of October 10, 1995, as amended prior to the date hereof (as so amended, the "Note Purchase Agreement") among the Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Borrower"), Robinson Property Group Limited Partnership, a Mississippi limited partnership ("RPG") and Debis Financial Services, Inc., Yewdale Holdings Limited and Hanwa American Corp (the "Noteholders"), each of the Noteholders has purchased one or more of the Senior Secured Credit Facility Notes due October 10, 1999 issued by the Company;

         WHEREAS, the Company owns 20% of the membership interests of Horseshoe Ventures, L.L.C., a Delaware limited liability company ("Horseshoe Ventures");

         WHEREAS, pursuant to a Pledge Agreement dated October 10, 1995 (the "Original Pledge Agreement"), the obligations of the Borrower under the Note Purchase Agreement were secured by, among other collateral, the Company's interests in Horseshoe Ventures;

         WHEREAS, pursuant to that certain letter agreement dated as of the date hereof among the remaining Noteholder and the Agent, the remaining Noteholder assigned to the Agent all of the rights, duties and obligations of the Noteholders in connection with the Note Purchase Agreement and security documents described therein, including the Original Pledge Agreement;

         WHEREAS, pursuant to an Amended and Restated Credit Facility Agreement dated as of the date hereof (the "Credit Facility Agreement"), the Borrower, the Agent, certain commercial lending institutions (the "Lenders") and CIBC Oppenheimer Corp. will amend and restate their respective obligations under the Note Purchase Agreement;

         WHEREAS, as a condition precedent to the initial borrowing under the Credit Facility Agreement, the Company has agreed to amend and restate its obligations under the Original Pledge Agreement, it being the express intention of the Company not to effect a novation or extinguishment or discharge of the Original Pledge Agreement as a result of executing this agreement and the other documents contemplated herein;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Company, the Company hereby amends and restates the Original Pledge Agreement in its entirety to read as follows:
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         SECTION 1.  Terms and Definitions.

         Section 1.1 Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

                  (a) "Proceeds" shall mean all "proceeds", as such term is defined in the UCC and, in any event, shall mean and include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the company from time to time with respect to any of the Pledged Collateral (as defined in Section 2), (ii) any all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any governmental authority, body, bureau or agency (or any Person acting under color of governmental authority) and (iii) any and all other amounts form time to time paid or payable under or in connection with any of the Pledged Collateral.

                  (b) "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

         Section 1.2 Additional Terms. All other capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Facility Agreement.

         SECTION 2.  Grant of Security.

         Section 2.1 Pledged Collateral.

                  (a) The Company hereby assigns, conveys, pledges, hypothecates and transfers to the Agent, for the ratable benefit of the Lenders, and hereby grants to the Agent, for the ratable benefit of the Lenders, an irrevocable and unconditional security interest in, the following (collectively, the "Pledged Collateral"):

                           (i) the entire equity interest of the Company in
Horseshoe Ventures (the "Pledged Interest"), together with the certificates, if any, representing the Pledged Interest, and all distributions of cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests and all collateral and related documents and filings pledged to the Agent to secure the same, except (x) until the occurrence of an Event of Default, distributions not in violation of the Credit Facility Agreement may be made in respect of the Pledged Interests to the Company and (y) until the occurrence of a Non-Tax Distribution Event, for Permitted Tax Distributions;

                           (ii) all additional interests in Horseshoe Ventures,
together with the certificates, if any, representing such additional interests, and all distributions of cash,

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instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and all collateral and related documents and filings pledged to the Agent to secure the same except (x) until the occurrence of an Event of Default, distributions not in violation of the Credit Facility Agreement may be made in respect of such additional interests to the Company and (y) until the occurrence of a Non-Tax Distribution Event, for Permitted Tax Distributions; and

                           (iii) all Proceeds of any and all of the foregoing
Pledged Collateral.

                  (b) The Pledged Collateral secures the payment of all obligations (the "Secured Obligations") of every kind and character now or hereafter existing (whether matured or unmatured, contingent or liquidated) of
(i) the Borrower under the Credit Facility Agreement, (ii) the Company under this Agreement and (iii) the hedging agreements of the Borrower to the extent such obligations are permitted to be secured under Section 7.2.2(k) of the Credit Facility Agreement (the "Hedging Obligations") (as such agreements hereafter may be amended, supplemented or otherwise modified from time to time) including, without limitation, the Notes and Letters of Credit, whether for principal, interest (including any interest or other amounts accruing after the filing of a petition with respect to, or the commencement of, any proceeding under the bankruptcy code, whether or not a claim for post-petition interest or such other amount is allowed in such proceeding), premium, fees, expenses, reimbursement, indemnification or otherwise.

                  (c) Notwithstanding anything contained herein to the contrary, the Company is solely pledging hereunder to the Agent its rights as a member of Horseshoe Ventures, and not its obligations, and the Agent shall not be obligated, because of this Agreement, to assume any of the Company's obligations as a member of Horseshoe Ventures, including, without limitation, any obligation to make capital contributions to Horseshoe Ventures.

                  (d) It is the intention of the Company under this Agreement that its obligations be secured by all equity interests, and any distributions (except (i) until the occurrence of an Event of Default, distributions not in violation of the Credit Facility Agreement and (ii) until the occurrence of a Non-Tax Distribution Event, for Permitted Tax Distributions) in connection therewith or Proceeds thereof, of the Company in Horseshoe Ventures, in any form from time to time acquired by the Company in any manner, including, without limitation, pursuant to a merger or consolidation permitted under the Credit Facility Agreement or any transaction. The Company shall take any and all action necessary or desirable to perfect and protect the security interest of the Agent in such substituted and additional Pledged Collateral including, without limitation, the filing of financing statements or amendments thereto or the delivery upon receipt thereof to the Agent of any and all certificates or instruments representing or evidencing such substituted and additional Pledged Collateral in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The provisions of this Agreement shall be construed in accordance with this intention.

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         Section 2.2 Exercise of Rights. So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to exercise its rights as a member of Horseshoe Ventures and to exercise any and all rights pertaining to the Pledged Collateral for any purpose not inconsistent with the terms of this Agreement; provided, the Company shall not exercise any such right if such action could have a Material Adverse Effect. Upon the occurrence and during the continuance of an Event of Default, subject to the applicable Gaming Laws, at the option of the Agent, without any demand or notice of any kind, (a) all rights of the Company to exercise or refrain from exercising its rights as a member of Horseshoe Ventures shall cease and all such rights shall thereupon become vested in the Agent who shall thereafter have the sole right to exercise or refrain form exercising such rights, (b) the Agent or its designees may control and direct the Company in its exercise of its rights as a member of Horseshoe Ventures or (c) the Agent may grant the Company's rights as a member of Horseshoe Ventures to any Person to exercise such rights on behalf of the Agent in addition to exercising any other remedy granted to it in Section 9.2.

         SECTION 3. Security Interest Absolute. All rights of the Agent and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

                  (a) any lack of validity or enforceability of any provision of the Credit Facility Agreement or any other Loan Document or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, any increase in the amount of, all or any of the Secured Obligations, or any other amendments or waiver of any term of, or any consent to any departure from any requirement of, the Credit Facility Agreement or any other Loan Document;

                  (c) any exchange, release or non-perfection of Lien on any other collateral for, any release or amendment or waiver of any terms of any guaranty of, or consent to departure from any requirements of any guaranty of, all or any of the Secured Obligations;

                  (d) any failure on the part of the Agent to give notice of any kind, mitigate the damages resulting from the default by the Company under the Credit Facility Agreement or this Pledge or protect, secure, perfect and insure any lien on the Pledged Collateral; or

                  (e) any other circumstance which might otherwise constitute a defense available to, or a discharge or release of, a borrower or a pledgor or otherwise limit the obligations of the Company under this Pledge.

         SECTION 4. Delivery of Pledged Collateral. All instruments representing or evidencing Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. After the occurrence of an Event of Default, the Agent shall have the

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right, at any time in its discretion and without notice to the Company, to transfer to or to register in the name of the Agent, or any of its nominees, any or all of the Pledged Collateral. In addition, the Agent shall have the right at any time after the occurrence of an Event of Default to exchange instruments representing or evidencing Pledged Collateral for instruments of smaller or larger denominations.

         SECTION 5.  Appointment as Attorney-in-Fact.

                  (a) Effective upon the occurrence and during the continuance of an Event of Default, the Company hereby irrevocably constitutes and appoints the Agent, its agents, representatives and designees, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time at the Agent's direction, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement (except, without limiting the generality of the foregoing, that the Agent shall not ratify any of its own actions pursuant to this power of attorney) and, without limiting the generality of the foregoing, hereby gives the Agent in its sole discretion the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                           (i) to ask, demand, collect, receive and give
acquittances and receipts for any and all monies due or to become due under any Pledged Collateral and, in the name of the Company or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Pledged Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such monies due under any Pledged Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such monies due under any Pledged Collateral whenever payable; and

                           (ii) to pay or discharge taxes, liens, security
interests or other encumbrances levied or placed on or threatened against the Pledged Collateral.

                  The Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof and acknowledges that this power of attorney is a power coupled with an interest and shall be irrevocable.

                  (b) The powers conferred on the Agent hereunder are solely to protect the Agent's interests in the Pledged Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither the Agent nor any of its agents,

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representatives or designees shall be responsible to the Company for any act or failure to act, except for any act involving its gross negligence or willful misconduct.

                  (c) Nothing in this Agreement shall authorize the Agent, prior to an Event of Default (i) to participate in the management of or to operate any facility owned or operated by the Company or any of its Affiliates or (ii) to control decisions regarding the disposal or other management of hazardous substances generated, used or handled by the Company or any of its Affiliates.

         SECTION 6. Waivers. The Company hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim based upon, arising out of, or relating to, this Pledge, the transactions contemplated by the Credit Facility Agreement or the actions of the Agent in the negotiation, administration, performance or enforcement thereof. The scope of this waiver is intended to be all-encompassing of any and all actions that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Company acknowledges that this waiver is a material inducement to the Agent to enter into a business relationship with the Company and its Affiliates and that the Agent has already relied on this waiver in entering into this Agreement and the Loan Documents and will continue to rely on this waiver in its related future dealings. The Company further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         SECTION 7. Representations of the Company. The Company hereby represents and warrants to the Agent as follows:

         Section 7.1 No Liens. The Company is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, except for (i) the security interest created by this Agreement and (ii) the second lien on the Pledged Collateral granted by the Company to the holders of the senior notes issued pursuant to the Senior Note Indenture pursuant to the Binion Partners Second Pledge Agreement, executed and delivered as of October 10, 1995, by the Company (the "Binion Partners Second Pledge Agreement"). No effective security agreement, financing statement or other instrument similar in effect covering all or any part of the Pledged Collateral is on file in any recording office, except such as may have been filed (i) in favor of the Agent relating to this Agreement or (ii) in favor of the holders of the senior notes relating to the Binion Partners Second Pledge Agreement. The Company has no trade names.


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         Section 7.2 Security Interest. This Agreement and the pledge and delivery of the Pledged Collateral pursuant hereto constitute a valid and continuing Lien on the Pledged Collateral and create a valid and perfected first priority security interest in the Pledged Collateral in favor of the Agent securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

         SECTION 8. Covenants. The Company covenants and agrees that on and after the date hereof, so long as this Agreement shall remain in effect, it shall comply with the following provisions:

         Section 8.1 Limitation on Liens. The Company shall not, directly or indirectly, create, receive, assume or permit to exist or otherwise cause or permit to become in effect any Lien upon or with respect to the Pledged Collateral, other than the Liens granted to the Agent pursuant to this Pledge or pursuant to the Credit Facility Agreement and any Liens granted pursuant to the Binion Partners Second Pledge Agreement.

         Section 8.2 Continuous Perfection. The Company shall not change its name, identity or structure in any manner which might make any financing or continuation statement filed hereunder misleading within the meaning of Section 9-402 (7) of the UCC (or any other then applicable provision of the UCC) unless the Company shall have given the Agent at least 90 days' prior written notice of its intention to so change and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary, or reasonably requested by the Agent, to amend such financing or continuation statement so that it is not misleading.

         Section 8.3 Further Assurances.

                  (a) From time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that the Agent reasonably may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Without limiting the generality of the foregoing, the Company will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

                  (b) The Company hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Collateral without the signature of the Company where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Pledged Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

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                  (c) The Company will furnish to the Agent from time to time statements and schedules further identifying and describing the Pledged Collateral and such other reports in connection with the Pledged Collateral as the Agent reasonably may request, all in reasonable detail.

         SECTION 9.        Events of Default; Remedies.

         Section 9.1 Event of Default. If any Event of Default shall occur and be continuing (for any reason whatsoever and whether it shall be voluntary or involuntary or by operation of law or otherwise), then (a) all payments received by the Company under or in connection with any of the Pledged Collateral shall be held by the Company in trust for the Agent, shall be segregated from other funds of the Company and shall forthwith upon receipt by the Company be turned over to the Agent for the Noteholders' benefit in the same form as received by the Company (duly endorsed by the Company to the Agent, if required); (b) any and all such payments so received by the Agent (whether from the Company or otherwise) will be applied by the Agent against the Secured Obligations; and (c) any amount remaining after payment in full of all the Secured Obligations shall be paid over to the Company.

         Section 9.2 Remedies.

                  (a) If any Event of Default shall occur and be continuing, the Agent may exercise in addition to all other rights and remedies granted to the Agent in this Agreement, the Credit Facility Agreement and any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith assume, collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Pledged Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange, broker's board or at its offices or elsewhere at such prices as the Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases, and in lieu of payment of such actual purchase price may set-off the amount of such purchase price against the Secured Obligations then owing. The Company further agrees, at the Agent's request, to assemble the Pledged Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Company's premises or elsewhere. The Agent shall retain the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind

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incurred therein or incidental to the cares, safe keeping or otherwise of any or all of the Pledged Collateral or in any way relating to the rights of the Agent hereunder, including reasonable attorneys' fees and legal expenses, for application to the payment in whole or in part of the Secured Obligations, the Company remaining liable for any deficiency remaining unpaid after such application, and only after so retaining such net proceeds and after the payment by the Agent of any other amount required by any provision of law, including
Section 9-504 (1)(c) of the UCC, need the Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Agent arising out of the repossession, retention or sale of the Pledged Collateral, except to the extent that such claims, damages and demands arise out of the willful misconduct or gross negligence of the Agent.

                  (b) The Company recognizes that the Agent may be unable to effect a public sale of all or any part of the Pledged Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Company understands and agrees that a private sale so made may be at prices and other terms less favorable than if such securities were sold at public sales, and that the Agent has no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act of 1993, amended. The Company agrees to private sales made under the foregoing circumstances which sales shall be deemed to have been made in a commercially reasonable manner.

                  (c) The Company also agrees to pay all costs of the Agent, including reasonable attorneys' fees, incurred with respect to the collection of any of the Secured Obligations and the enforcement and protection of any of the rights of the Agent hereunder. All costs and expenses incurred by the Agent with respect to the enforcement, collection and protection of the Agent's interest in the Pledged Collateral shall be additional Secured Obligations of the Company to the Agent, payable on demand, and secured by the Pledged Collateral.

                  (d) Any notice required to be given by the Agent of a sale, lease or other disposition or other intended action by them with respect to any of the Pledged Collateral which is deposited in the United States mails postage prepaid and duly addressed to the Company, at least 10 days prior to such proposed action, shall constitute fair and reasonable notice to the Company of any such action. The net proceeds realized by the Agent upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by the Agent in connection therewith, shall be applied as provided herein toward satisfaction of the Secured Obligations. The Agent shall account to the Company for any surplus realized upon such sale or other disposition, and the Company shall remain liable for any deficiency, the Company also being

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liable for the reasonable fees of any attorneys employed by the Agent to collect such deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for deficiency shall not affect the Agent's security interest in the Pledged Collateral until the Secured Obligations are fully paid. The Company agrees that the Agent have no obligation to preserve rights to the Pledged Collateral against any other parties. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 9.3 Limitation on the Agent's Duty in Respect of Pledged Collateral. Except as otherwise provided herein, under no circumstances whatsoever shall the Agent be deemed to assume any responsibility for, or obligation or duty with respect to, any part or all of the Pledged Collateral, of any nature or kind whatsoever, or any matter or proceedings arising out of or relating thereto. The Agent shall not be required to take any action of any kind to collect or protect any interest in the Pledged Collateral, including, but not limited to, any action necessary to preserve the rights of the Agent against prior parties to any of the Pledged Collateral. The Agent shall not be liable or responsible in any way for the safe keeping, care or custody of any of the Pledged Collateral if the Pledged Collateral is accorded the same treatment and level of care as its own property, for any loss or damages thereto, for any diminution in the value thereof, for any act or default of any agent or bailee of the Agent or of any carrier, forwarding agency or other person whomsoever or for the collection of any proceeds, except to the extent that the selection of such agent, bailee, carrier or other person involved gross negligence or wilful misconduct, however, the same shall be at the Company's sole risk at all times. The Company hereby releases the Agent from any claims, causes of action and demands at any time arising out of or with respect to this Agreement or the Secured Obligations and any actions given or omitted to be taken by the Agent with respect thereto, and the Company hereby agrees to hold the Agent harmless from and with respect to any and all such claims, causes of action and demands. The Company hereby releases the Agent from any claims, causes of action and demands arising under 42 U.S.C. Section 9607 or 9613 or similar provisions of state or local law.

         Section 9.4 Remedies Cumulative. No remedy conferred upon the Agent is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         Section 9.5 Remedies Not Waived. No course of dealing between the Company and the Agent and no delay or failure in exercising any rights hereunder in respect thereof shall operate as a waiver of any of the rights of the Agent.

         SECTION 10. Amendment and Waiver. No amendment or waiver of any provision of this Agreement and no consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or

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consent shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed to waive any other breach hereunder; provided, however, that no amendment, waiver or consent, unless in writing and signed by the Agent shall (a) limit the liability of the Company hereunder or (b) postpone any date fixed for payment hereunder.

         No failure on the part of the Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 11.                Miscellaneous.

         Section 11.1 Expense. The Company will pay the Agent for any and all sums, costs and expenses which the Agent may pay or incur by reason of defending, protecting or enforcing the security interest herein granted or the priority hereof, enforcing payment of the Secured Obligations, discharging any Lien or claim against the Pledged Collateral or any part thereof or, if the Company fails to perform or comply with any of its agreements herein, performing or complying with such terms. Such sums, costs and expenses shall include, without limitation, all court costs, collection charges, travel and reasonable attorneys' fees (including fees and expenses incident to the enforcement of payment of any obligations of the Company by any action or participation in, or connection with, a case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code). All sums, costs and expenses of the Agent payable by the Company pursuant to this Agreement shall be payable by the Company to the Agent on demand and shall constitute Secured Obligations secured by the Pledged Collateral.

         Section 11.2 Reliance on and Survival of Representations. All agreements, representations and warranties of the Company herein and in any certificates or other instruments delivered pursuant to this Agreement shall (a) be deemed to be material and to have been relied upon by the Agent, notwithstanding any investigation heretofore or hereafter made by the Agent or on its behalf and (b) survive the execution and delivery of this Agreement and of the Notes, Letters of Credit and Hedging Obligations, and shall continue in effect so long as any Note, Letter of Credit or Hedging Obligation is outstanding and thereafter as provided in Sections 9 and 11.1.

         Section 11.3 Successors and Assigns; Transfers of the Senior Secured Credit Facility Notes. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Company and the Agent and their successors and assigns, and, in addition, shall inure to the benefit of, and be enforceable by, each Person who shall from time to time be a holder of any of the Notes or Letters of Credit. The Company may not assign its rights and obligations under this Agreement except as permitted under the Credit Facility Agreement. The Agent may transfer Notes and Letters of Credit (and any portion thereof) at any time without the consent of the Company, subject to compliance with all applicable Gaming Laws and state and federal securities laws and the requirements of Section 10.11 of the Credit Facility Agreement.

         Section 11.4 Notice. All notices and other communications provided for in this Agreement shall be in writing and delivered, telecopied or mailed, first class postage prepaid, and addressed to:

                           (a) if to the Agent, at its address as set forth in the Credit Facility Agreement or at such other address as shall be set forth in the note register of the Company, and

                           (b)      if to the Company:

                                    c/o HORSESHOE GAMING, L.L.C.
                                    4024 Industrial Road
                                    Las Vegas, Nevada 89103
                                    Attention:        Jack Binion
                                    President

                                    Telephone:        (702) 650-0080
                                    Telecopy:         (702) 650-0081

                                    With a copy to:

                                    RIORDAN & MCKINZIE
                                    695 Towne Center Drive
                                    Suite 1500
                                    Costa Mesa, California 92626
                                    Attention:        James Shnell, Esq.
                                    Telephone:        (714) 433-2616
                                    Telecopy:         (714) 699-5435

         Any such notice or communication shall be deemed to have been duly given when delivered or telecopied and, if mailed, two days after deposit in the U.S. mail as aforesaid.

         Section 11.5 Severability. If any term or provision hereof or the application thereof to any circumstance, in any jurisdiction and to any extent, shall be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the fullest extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

         Section 11.6 Governing Law. This Agreement and the Notes, Letters of Credit and Hedging Obligations and (unless otherwise provided) all amendments, supplements, waivers and consents relating hereto or thereto shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         Section 11.7 Forum and Jurisdiction. The Company represents and warrants that it is not entitled to immunity from judicial proceedings and, for purposes of any action, suit or other proceeding in respect of, or arising out of or in connection with, this Pledge or any course of conduct, course of dealing, statements or actions of the Company or the Agent related thereto, the Company hereby submits and consents to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, and the Company agrees that any such action, suit or proceeding may be brought by the Agent in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, and the service or process may be made upon the Company by mailing a copy of the summons and any complaint to the Company by registered mail, at the address specified in Section 11.4. The Company hereby waives and agrees not to assert, by way of motion or otherwise, in any action, suit or proceeding, any claim that is not personally subject to the jurisdiction of the above-named courts, that the action is brought in an inconvenient forum or that the venue of the action is improper. The Agent, nevertheless, may serve, process or commence any such action, suit or proceeding in such other jurisdiction(s), and in such other manner as may be permitted by applicable law. The methods of service of process specified in this paragraph may be used in the alternative or together as the Agent may see fit.

         Section 11.8 Headings. The headings in this Pledge are for convenience only and shall not be construed as a part of this Pledge.

         Section 11.9 Term of Agreement. This Pledge and all agreements of the Company contained herein shall continue in full force and effect and shall not be discharged until such time as the Secured Obligations shall be indefeasibly paid or performed in full.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered as of the date first above written.

                                        JBB GAMING INVESTMENTS, L.L.C.


                                        By:   _______________________________
                                              Name: Jack B. Binion



ACKNOWLEDGED AND ACCEPTED
THIS 12th DAY OF NOVEMBER, 1997

HORSESHOE VENTURES, L.L.C.

By:    HORSESHOE GAMING, L.L.C.
       its manger

By:    HORSESHOE GAMING, INC.,
       its manger


By:    ___________________________
       Name: Walter J. Haybert
       Title: Treasurer

                                TABLE OF CONTENTS

                                                                                                               Page
SECTION 1.  Terms and Definitions.................................................................................2
         Section 1.1       Definitions ...........................................................................2
         Section 1.2       Additional Terms ......................................................................2

SECTION 2.  Grant of Security.....................................................................................2
         Section 2.1       Pledged Collateral ....................................................................2
         Section 2.2       Exercise of Rights ....................................................................4

SECTION 3.  Security Interest Absolute............................................................................5

SECTION 4.  Delivery of Pledged Collateral........................................................................5

SECTION 5.  Appointment as Attorney-in-Fact.......................................................................5

SECTION 6.  Waivers...............................................................................................7

SECTION 7.  Representations of the Company........................................................................7
         Section 7.1       No Liens  .............................................................................7
         Section 7.2       Security Interest .....................................................................7

SECTION 8.  Covenants.............................................................................................7
         Section 8.1       Limitation on Liens ...................................................................8
         Section 8.2       Continuous Perfection .................................................................8
         Section 8.3       Further Assurances ....................................................................8

SECTION 9.   Events of Default; Remedies..........................................................................8
         Section 9.1       Event of Default ......................................................................8
         Section 9.2       Remedies ..............................................................................9
         Section 9.3       Limitation on the Agent's Duty in Respect of Pledged Collateral ......................10
         Section 9.4       Remedies Cumulative ..................................................................11
         Section 9.5       Remedies Not Waived ..................................................................11

SECTION 10.  Amendment and Waiver................................................................................11

SECTION 11.  Miscellaneous.......................................................................................11
         Section 11.1      Expense ..............................................................................11
         Section 11.2      Reliance on and Survival of Representations ..........................................12
         Section 11.3      Successors and Assigns; Transfers of the Senior Secured Credit
                           Facility Notes .......................................................................12
         Section 11.4      Notice ...............................................................................12

                                TABLE OF CONTENTS

                                                                                                               Page
         Section 11.5      Severability .........................................................................13
         Section 11.6      Governing Law.........................................................................13
         Section 11.7      Forum and Jurisdiction ...............................................................13
         Section 11.8      Headings .............................................................................14
         Section 11.9      Term of Agreement ....................................................................14

                                       ii